Exhibit 99.1

Press Release July 19, 2017	7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Steel Dynamics Reports Second Quarter 2017 Results

FORT WAYNE, INDIANA, July 19, 2017 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced second quarter 2017 financial results.  The company reported second quarter 2017 net income of $154 million, or $0.63 per diluted share, with net sales of $2.4 billion.  Comparatively, prior year second quarter net income was $142 million, or $0.58 per diluted share, with net sales of $2.0 billion.  Sequential first quarter 2017 net income was $201 million, or $0.82 per diluted share, with net sales of $2.4 billion.

“The team delivered a solid performance for the second quarter 2017 despite hesitant customer order entry and significantly higher quarter-over-quarter steel imports,” said Mark D. Millett, President and Chief Executive Officer. “Our second quarter 2017 income from operations was $265 million with a trailing twelve month adjusted EBITDA record of $1.4 billion.   The decrease in sequential quarterly earnings was principally driven by our flat roll operations, as increased average scrap costs outpaced average sales price growth.  As mentioned in our mid-quarter guidance, we had a planned galvanizing line upgrade at our Butler Flat Roll Division and also experienced some start-up issues at our new Columbus Flat Roll Division paint line, which increased expenses and decreased value-added flat roll shipments in the quarter.

“We believe the customer order hesitancy was related to anticipated scrap price changes rather than any underlying softness in demand.  Additionally, customer inventory levels continued to be positioned at historically low levels.  Steel demand from the automotive sector remained steady, as the construction and energy sectors continued to improve,” continued Millett.

“Second quarter 2017 operating income from our metals recycling platform remained aligned with the strong first quarter performance, in spite of somewhat lower shipments and metal spread, as the team continued to optimize costs throughout the business,” continued Millett. “The fabrication group achieved another quarter of record shipments, a solid indicator that the non-residential construction market is continuing a positive growth profile.”

Additional Second Quarter 2017 Comments

Second quarter 2017 operating income for the company’s steel operations decreased 22 percent, or $79 million, to $274 million sequentially, primarily related to two operational items within the flat roll operations and overall metal spread compression.  During the second quarter 2017, the company further modernized one of its galvanizing lines located at its Butler Flat Roll Division, while also expanding the line’s annual value-added production capability by an additional 180,000 tons.  The upgrade required the line to be down for three weeks in May.  Additionally, the company experienced quality issues related to the start-up of its new Galvalume and paint line at its Columbus Flat Roll Division, resulting in line downtime.  Combined, these two items resulted in higher costs and lower value-added shipments, reducing potential second quarter 2017 pretax earnings by an estimated $30 million.

The company’s average steel product price increased less than consumed raw material scrap costs, resulting in steel metal spread compression.  The second quarter 2017 average product selling price for the company’s steel operations increased $36 to $779 per ton.  The average ferrous scrap cost per ton melted increased $39 to $303 per ton.

Second quarter 2017 operating income attributable to the company’s flat roll products decreased 22 percent when compared to the sequential first quarter.  Operating income from long products decreased 24 percent as a result of an eight percent decrease in shipments, most significantly from the company’s Structural and Rail Division, despite record quarterly rail shipments.  Structural and merchant steel volumes remain under pressure from excess domestic production capability, coupled with elevated import levels.  The company’s steel production utilization rate was 91 percent in the second quarter 2017, compared to 95 percent in the sequential first quarter and compared to the estimated second quarter domestic industry utilization rate of 74 percent.

Second quarter 2017 operating income from the company’s metals recycling operations was $20 million, compared to $21 million in the sequential first quarter.  Higher average sales prices were offset by lower shipments, related in part to the company’s sale of certain southeastern U.S. locations at the end of the first quarter 2017.

The company’s fabrication operations recorded second quarter 2017 operating income of $20 million, compared to sequential first quarter results of $24 million.  The platform achieved a second consecutive quarter of record shipments.  However, metal spread compression based on higher average steel input costs more than offset the improved volume.

Year-to-Date June 30, 2017 Comparison

For the six months ended June 30, 2017, net income was $355 million, or $1.46 per diluted share, on net sales of $4.8 billion, as compared to net income of $205 million, or $0.84 per diluted share, on net sales of $3.8 billion for the same period in 2016.  First half 2017 net sales increased 26 percent.  Although all platforms experienced improved revenues, the improvement was driven by higher average steel product pricing.  First half 2017 operating income increased $212 million, or 55 percent, to $600 million, based on improved earnings from the company’s steel operations. The average year-to-date selling price for the company’s steel operations increased $153 to $761 per ton.  The average year-to-date ferrous scrap cost per ton melted increased $77 to $283 per ton.

During the first half of 2017, the company generated strong cash flow from operations of $321 million and maintained liquidity of $2.1 billion at June 30, 2017.  The company also repurchased $138 million of its common stock during the first half of 2017.

Outlook

“We remain optimistic that macroeconomic and market conditions are in place to benefit domestic steel consumption in the coming years,” said Millett.  “Although U.S. automotive production has peaked, we believe North American automotive steel consumption will be steady, and that there will be additional growth in the energy and construction sectors, especially for larger, public sector infrastructure projects.

“We continue to strengthen our financial position through strong cash flow generation and the execution of our long-term strategy. We are well-positioned for growth, and remain focused on delivering shareholder value through organic and strategic growth opportunities,” concluded Millett.

Conference Call and Webcast

Steel Dynamics, Inc. will hold a conference call to discuss second quarter 2017 operating and financial results on Thursday, July 20, 2017, at 10:00 a.m. Eastern Time.  You may access the call and find dial-in information on the Investors section of the company’s website at www.steeldynamics.com.  A replay of the call will be available on our website until 11:59 p.m. Eastern Time on July 25, 2017.

About Steel Dynamics, Inc.

Steel Dynamics, Inc. is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, EBITDA included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuations in the cost of key raw materials (including steel scrap, iron units, and energy costs) and our ability to pass-on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended
	2017	2016	2017	2016	March 31, 2017

Net sales	$2,390,720	$2,023,902	$4,758,936	$3,765,203	$2,368,216
Costs of goods sold	1,998,202	1,643,519	3,894,264	3,148,784	1,896,062
Gross profit	392,518	380,383	864,672	616,419	472,154

Selling, general and administrative expenses	98,433	96,853	201,366	184,383	102,933
Profit sharing	21,308	20,176	48,539	29,467	27,231
Amortization of intangible assets	7,424	7,232	14,848	14,482	7,424
Operating income	265,353	256,122	599,919	388,087	334,566

Interest expense, net of capitalized interest	33,869	36,646	67,842	73,689	33,973
Other expense (income), net	(3,835)	(1,818)	(7,494)	(3,610)	(3,659)
Income before income taxes	235,319	221,294	539,571	318,008	304,252

Income tax expense	82,372	80,851	187,958	116,247	105,586
Net income	152,947	140,443	351,613	201,761	198,666
Net loss attributable to noncontrolling interests	986	1,526	3,137	2,945	2,151
Net income attributable to Steel Dynamics, Inc.	$153,933	$141,969	$354,750	$204,706	$200,817

Basic earnings per share attributable to Steel Dynamics, Inc. stockholders	$0.64	$0.58	$1.47	$0.84	$0.83

Weighted average common shares outstanding	241,343	243,655	242,143	243,429	242,943

Diluted earnings per share attributable to Steel Dynamics, Inc. stockholders, including the effect of assumed conversions when dilutive	$0.63	$0.58	$1.46	$0.84	$0.82

Weighted average common shares and share equivalents outstanding	243,021	245,392	243,784	245,000	244,546

Dividends declared per share	$0.155	$0.140	$0.310	$0.280	$0.155

Steel Dynamics, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets
Cash and equivalents	$908,843	$841,483
Accounts receivable, net	886,894	729,784
Inventories	1,418,732	1,275,211
Other current assets	37,188	83,197
Total current assets	3,251,657	2,929,675

Property, plant and equipment, net	2,729,721	2,787,215

Restricted cash	17,373	18,060

Intangible assets, net	269,129	283,977

Goodwill	390,129	393,351

Other assets	12,121	11,454
Total assets	$6,670,130	$6,423,732
Liabilities and Equity
Current liabilities
Accounts payable	$484,003	$395,196
Income taxes payable	5,589	5,593
Accrued expenses	286,329	308,394
Current maturities of long-term debt	19,971	3,632
Total current liabilities	795,892	712,815

Long-term debt	2,354,337	2,353,194

Deferred income taxes	459,639	448,375

Other liabilities	20,781	20,649
Total liabilities	3,630,649	3,535,033

Commitments and contingencies

Redeemable noncontrolling interests	111,240	111,240

Equity
Common stock	641	641
Treasury stock, at cost	(551,125)	(416,829)
Additional paid-in capital	1,141,050	1,132,749
Retained earnings	2,490,373	2,210,459
Total Steel Dynamics, Inc. equity	3,080,939	2,927,020
Noncontrolling interests	(152,698)	(149,561)
Total equity	2,928,241	2,777,459
Total liabilities and equity	$6,670,130	$6,423,732

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Operating activities:
Net income	$152,947	$140,443	$351,613	$201,761

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,801	74,795	148,858	148,780
Equity-based compensation	6,380	7,236	17,683	17,770
Deferred income taxes	6,849	18,314	14,565	35,401
Other adjustments	(43)	1,035	(147)	1,215
Changes in certain assets and liabilities:
Accounts receivable	(3,746)	(103,598)	(157,110)	(179,194)
Inventories	(57,622)	(108,893)	(144,441)	(26,326)
Other assets	5,418	10,613	7,531	11,161
Accounts payable	(45,445)	53,732	88,364	166,391
Income taxes receivable/payable	(77,587)	34,388	18,732	48,381
Accrued expenses	20,056	29,907	(24,191)	23,660
Net cash provided by operating activities	81,008	157,972	321,457	449,000

Investing activities:
Purchases of property, plant and equipment	(43,274)	(35,686)	(84,951)	(63,394)
Other investing activities	2,387	1,206	29,305	4,260
Net cash used in investing activities	(40,887)	(34,480)	(55,646)	(59,134)

Financing activities:
Issuance of current and long-term debt	51,233	63,655	51,233	84,107
Repayment of current and long-term debt	(34,997)	(81,022)	(36,426)	(85,254)
Dividends paid	(37,527)	(34,090)	(71,657)	(67,515)
Purchase of treasury stock	(76,813)	—	(138,069)	—
Other financing activities	—	3,680	(3,532)	4,430
Net cash used in financing activities	(98,104)	(47,777)	(198,451)	(64,232)

Increase (decrease) in cash and equivalents	(57,983)	75,715	67,360	325,634
Cash and equivalents at beginning of period	966,826	976,951	841,483	727,032
Cash and equivalents at end of period	$908,843	$1,052,666	$908,843	$1,052,666

Supplemental disclosure information:
Cash paid for interest	$53,976	$45,094	$66,625	$71,380
Cash paid for income taxes, net	$152,116	$27,565	$153,670	$28,264

Steel Dynamics, Inc.

SUPPLEMENTAL INFORMATION

(dollars in thousands)

	Second Quarter		Year to Date
	2017	2016	2017	2016	1Q 2017
External Net Sales
Steel	$1,758,242	$1,466,704	$3,479,575	$2,683,880	$1,721,333
Fabrication	197,866	170,542	391,962	350,597	194,096
Metals Recycling	343,529	311,060	707,365	580,467	363,836
Other	91,083	75,596	180,034	150,259	88,951
Consolidated	$2,390,720	$2,023,902	$4,758,936	$3,765,203	$2,368,216

Operating Income
Steel	$273,818	$276,529	$626,241	$412,221	$352,423
Fabrication	20,188	23,512	43,955	55,587	23,767
Metals Recycling	19,988	14,686	41,329	21,046	21,341
Operations	313,994	314,727	711,525	488,854	397,531

Non-cash Amortization of Intangible Assets	(7,424)	(7,051)	(14,848)	(14,151)	(7,424)
Profit Sharing Expense	(21,308)	(20,176)	(48,539)	(29,467)	(27,231)
Non-segment Operations	(19,909)	(31,378)	(48,219)	(57,149)	(28,310)
Consolidated Operating Income	$265,353	$256,122	$599,919	$388,087	$334,566

Adjusted EBITDA
Earnings Before Taxes	$235,319	$221,294	$539,571	$318,008	$304,252
Net Interest Expense	31,629	35,379	63,962	71,529	32,333
Depreciation	65,014	66,234	131,283	131,609	66,269
Amortization of Intangible Assets	7,424	7,051	14,848	14,151	7,424
Non-controlling Interest	985	1,526	3,137	2,945	2,152
EBITDA	340,371	331,484	752,801	538,242	412,430
Non-cash Adjustments
Unrealized Hedging (Gain) Loss	724	1,188	87	1,507	(637)
Inventory Valuation	2,359	235	2,521	427	162
Equity-based Compensation	6,975	7,287	16,049	14,266	9,074
Adjusted EBITDA	$350,429	$340,194	$771,458	$554,442	$421,029

Other Operating Information
Steel
Average External Sales Price (Per ton)	$779	$640	$761	$608	$743
Average Ferrous Cost (Per ton melted)	$303	$227	$283	$206	$264

Flat Roll Shipments	1,737,404	1,787,797	3,473,358	3,445,138	1,735,954
Long Product Shipments
Structural and Rail Division	311,421	356,604	661,976	649,592	350,555
Engineered Bar Products Division	180,787	122,593	372,927	247,793	192,140
Roanoke Bar Division	116,231	139,775	242,100	265,246	125,869
Steel of West Virginia	76,054	84,593	153,283	160,802	77,229
Total Shipments (Tons)	2,421,897	2,491,362	4,903,644	4,768,571	2,481,747

External Shipments (Tons)	2,246,569	2,291,162	4,551,649	4,413,034	2,305,080

Metals Recycling
Total Nonferrous Shipments (000’s of pounds)	270,444	278,198	554,047	548,608	283,603
Total Ferrous Shipments (Gross tons)	1,222,777	1,346,324	2,561,376	2,651,478	1,338,599
External Ferrous Shipments (Gross tons)	466,506	539,247	951,920	1,043,034	485,414

Fabrication
Average External Sales Price (Per ton)	$1,311	$1,202	$1,301	$1,222	$1,291
Total Shipments (Tons)	151,052	142,828	301,454	287,954	150,402